EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-178920), the Registration Statement on Form S-8 (File No. 333-193017), the Registration Statement on Form S-3 (File No. 333-185853) and the Registration Statement on Form S-3 (File No. 333-196653), and any amendments thereto (collectively, the “Registration Statements”), of Sanchez Energy Corporation (File No. 001-35372) (the “Company”), of all references to our firm, and to the use and inclusion of our report, dated July 28, 2014, with respect to the estimates of reserves and future net revenues of the Company as of June 30, 2014, included in this Current Report on Form 8-K and/or as an exhibit to the Form 8-K. We further consent to the reference to our firm as experts in the Registration Statements.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
September 9, 2014